EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2006 relating to the financial statements, which appears in Javelin Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 14, 2008